Exhibit (i)(b)

Faegre Drinker Biddle & Reath LLP

191 N. Wacker Drive, Ste. 3700

Chicago, IL 60606-1698

(312) 569-1100 (Phone)

(312) 569-3107 (Facsimile)

www.faegredrinker.com

September 3, 2021

FlexShares Trust

50 South LaSalle Street

Chicago, IL 60603

Re:    Registration Statement on Form N-1A/Issuance of Shares

Ladies and Gentlemen:

We have acted as special counsel for FlexShares Trust, a Maryland statutory trust (the “Trust”), organized under an Agreement and Declaration of Trust dated May 13, 2010, as amended and restated June 28, 2011 (the “Declaration of Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended, pursuant to a Registration Statement (“Registration Statement”) on Form N-1A (File Nos. 333-173967; 811-22555), of the Trust’s shares of beneficial interest in the FlexShares® ESG & Climate US Large Cap Core Index Fund, FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund, FlexShares® ESG & Climate Emerging Markets Core Index Fund, FlexShares® ESG & Climate High Yield Corporate Core Index Fund and FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund (the “Funds”). Shares of beneficial interest of the Funds are referred to hereinafter as “Shares.” The Trust is authorized to issue an unlimited number of Shares in the Funds.

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Trust’s Declaration of Trust and By-Laws, the Registration Statement, and the resolutions adopted by its Trustees (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares in a continuous public offering, and have considered such other legal and factual matters as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing the Registration Statement, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Trust. As to questions of fact material to this opinion, we have relied upon the accuracy of any certificates and other comparable documents of officers and representatives of the Trust, upon statements made to us in discussions with the Trust’s management and upon statements and certificates of public officials.

September 3, 2021

This opinion is based exclusively on the substantive laws of the State of Maryland and the federal laws of the United States of America. In rendering our opinion, we have relied on the attached opinion of Venable LLP to the extent that any matter which is the subject of this opinion is governed by the laws of the State of Maryland. We express no opinion as to the laws of any state other than the State of Maryland or as to state securities laws, including the securities laws of the State of Maryland.

Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein and therein, we are of the opinion that the issuance of the Shares has been duly authorized and, when and if issued against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as part of the Trust’s Registration Statement on Form N-1A. The opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon by, or filed with, any other person or entity or for any other purpose without our prior written consent.

We hereby consent to the use of our name and to the references to our Firm under the caption “Other Information – Counsel” in the Statement of Additional Information included in the Registration Statement. In consenting to the use of our name and the references to our Firm under such caption, however, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ FAEGRE DRINKER BIDDLE & REATH LLP
FAEGRE DRINKER BIDDLE & REATH LLP

Exhibit (i)(b)

[LETTERHEAD OF VENABLE LLP]

September 3, 2021

FlexShares Trust

50 South LaSalle Street

Chicago, Illinois 60603

Faegre Drinker Biddle & Reath LLP

191 N. Wacker Drive, Ste. 3700

Chicago, Illinois 60606-1698

Re:	Registration Statement on Form N-1A:
1933 Act File No. 333-173967
1940 Act File No. 811-22555

Ladies and Gentlemen:

We have served as Maryland counsel to FlexShares Trust, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company (the “Trust”), in connection with certain matters of Maryland law arising out of the registration and issuance of an indefinite number of shares (the “Shares”) of beneficial interest, par value $.0001 per share, of the Trust in five series classified and designated as (a) FlexShares® ESG & Climate US Large Cap Core Index Fund, (b) FlexShares® ESG & Climate Developed Markets ex-US Core Index Fund, (c) FlexShares® ESG & Climate Emerging Markets Core Index Fund, (d) FlexShares® ESG & Climate High Yield Corporate Core Index Fund and (e) FlexShares® ESG & Climate Investment Grade Corporate Core Index Fund. The offering of the Shares is covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Trust with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Trust, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.    The Prospectus and Statement of Additional Information with respect to the Shares, which form part of the Registration Statement, substantially in the form transmitted to the Commission under the 1933 Act and the 1940 Act;

2.    The Certificate of Trust of the Trust, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.    The Declaration of Trust of the Trust, certified as of the date hereof by an officer of the Trust;

FlexShares Trust

Faegre Drinker Biddle & Reath LLP

September 3, 2021

4.    The Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

5.    Resolutions adopted by the Board of Trustees of the Trust (the “Resolutions”) relating to the authorization of the sale and issuance of the Shares in a continuous public offering, certified as of the date hereof by an officer of the Trust;

6.    A certificate executed by an officer of the Trust, dated as of the date hereof; and

7.    Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.    Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.    Each individual executing any of the Documents on behalf of a party (other than the Trust) is duly authorized to do so.

3.    Each of the parties (other than the Trust) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.    All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the issuance of the Shares has been duly authorized and, when and if issued and delivered against payment of net asset value therefor in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

FlexShares Trust

Faegre Drinker Biddle & Reath LLP

September 3, 2021

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP